Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)  Registration Statement (Form S-8 No. 333-144407) pertaining to the 2005 Employee Stock Purchase Plan, 2004 Stock Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan;

(2)  Registration Statement (Form S-8 No. 333-168903) pertaining to the Amended and Restated 2010 Stock Incentive Plan;

(3)  Registration Statement (Form S-8 No. 333-180409) pertaining to the Amended and Restated 2010 Stock Incentive Plan;

(4)  Registration Statement (Form S-8 No. 333-215264) pertaining to the 2016 Equity Incentive Plan and the Amended and Restated 2010 Stock Incentive Plan;

(5)   Registration Statement (Form S-8 No. 333-222131) pertaining to the 2017 Inducement Equity Incentive Plan;

(6)   Registration Statement (Form S-3 No. 333-220958) of Albireo Pharma, Inc.;

(7)  Registration Statement (Form S-8 No. 333-226718) pertaining to the 2018 Equity Incentive Plan and the 2018 Employee Stock Purchase Plan; and

(8)  Registration Statement (Form S-8 No. 333-228280) pertaining to the Non-Qualified Stock Option Agreement dated October 10, 2018 and Restricted Stock Unit Agreement dated October 10, 2018;

of our reports dated March 6, 2019, with respect to the consolidated financial statements of Albireo Pharma, Inc. and the effectiveness of internal control over financial reporting of Albireo Pharma, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 6, 2019